Exhibit 10.4

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (this “Agreement”), dated as of August 25, 2005 is made by CITISTEEL USA, INC., a Delaware corporation (“Pledgor”), and THE BANK OF NEW YORK, a New York banking corporation (“BNY”), as Collateral Agent (in such capacity, “Collateral Agent”) for the benefit of the Secured Creditors (as defined below).

1. DEFINITIONS.

1.1 Defined Terms. In addition to the other terms defined in this Agreement, whenever the following capitalized terms are used, they shall be defined as follows:

“Indenture Documents” means, collectively, the Indenture, the Notes, the Collateral Agreements, the Guarantees and all other agreements, instruments and documents relating to the purchase of the Notes, including mortgages, deeds of trust, security agreements, subordination agreements, intercreditor agreements, pledges, powers of attorney, consents, collateral assignments, locked box and cash management agreements, letter agreements, contracts, notices, leases, financing statements and letters of credit and applications therefor and all other writings, which have been, are as of the date of this Agreement, or will in the future be signed by, or on behalf of, Pledgor and delivered to Collateral Agent, Trustee (as defined in the Indenture), or the Holders (as defined in the Indenture).

“Obligations” means all obligations for principal, premium, interest, Additional Interest (including interest and Additional Interest accruing after the commencement of any bankruptcy, insolvency, or similar proceeding, whether or not a claim for post-filing or post-petition interest or Additional Interest is allowed in such proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the Notes (as defined in the Indenture which is defined below), the Indenture, the Guarantees (as defined in the Indenture) and other Indenture Documents.

“Pledged Shares” means (i) all shares of capital stock and other securities of the Subsidiary owned by Pledgor as described on Schedule I attached; (ii) all additional shares or other securities of Subsidiary owned by Pledgor required to be delivered by Pledgor pursuant to this Agreement; and (iii) all of the stock rights and interests in, under, to, and arising out of, all of the shares and other securities in the foregoing clauses (i) and (ii) in this definition.

“Secured Creditors” means, collectively, the Collateral Agent, the Trustee and the Holders.

“Subsidiary” means CitiSteel PA, Inc., a Pennsylvania corporation.

“Termination Date” means the earliest to occur of the date on which (a) all Obligations have been paid in full in cash; (b) Issuer exercises its legal defeasance option or covenant defeasance option described in Section 8.01 of the Indenture; and (c) the satisfaction and discharge of the Indenture occurs in accordance with Section 8.02 thereof.

1.2 Indenture Definitions. Any capitalized term used but not defined herein shall have the meaning given in the Indenture dated as of the date of this Agreement, among Issuer, the Guarantor named therein and BNY, as Trustee and Collateral Agent binding (as amended, restated, supplemented or otherwise modified, the “Indenture”).

1.3 Other Definitional Provisions; Construction. Unless otherwise specified,

(i) As used in this Agreement, accounting terms relating to Pledgor not defined in this Agreement have the respective meanings given to them in accordance with GAAP.

(ii) References to the UCC mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Pledged Collateral.

(iii) The definition of any document or instrument or agreement includes all schedules, attachments and exhibits thereto and all renewals, extensions, supplements, restatements and amendments thereof. All Exhibits and Schedules attached to this Agreement are incorporated into, made and form an integral part of, this Agreement for all purposes.

(iv) “Hereunder,” “herein,” “hereto,” “this Agreement” and words of similar import refer to this entire document; “including” is used by way of illustration and not by way of limitation, unless the context clearly indicates the contrary; the singular includes the plural and conversely; and any action required to be taken by Pledgor is to be taken promptly, unless the context clearly indicates the contrary.

(v) All of the uncapitalized terms contained in this Agreement which are now or hereafter defined under the UCC will, unless the context indicates otherwise, have the meanings provided for in the UCC.

2. PLEDGE; DELIVERY.

2.1 Security Interest. To secure the full, prompt and complete payment and performance of the Obligations, Pledgor hereby pledges to, grants to, and creates in favor of, Collateral Agent, for the benefit of the Secured Creditors, a continuing security interest in, and Lien on, the following, whether now owned or hereafter acquired (the “Pledged Collateral”):

(i) the Pledged Shares and the certificate(s) representing the Pledged Shares (whether or not the same constitutes “general intangibles”, “investment property”, or “securities” under the UCC and whether or not such interest is certificated or uncertificated) in Subsidiary and all securities (as that term is defined in the UCC), if any, issued by Subsidiary;

(ii) all dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any and all of the Pledged Shares and all proceeds thereof;

(iii) all additional shares or other securities of Subsidiary from time to time acquired by Pledgor in any manner or to which Pledgor becomes entitled, and the certificates or other evidence representing such additional shares or other securities, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of such shares or other securities;

(iv) all of the rights, interests and privileges with respect to the Pledged Shares and the additional shares or other securities of Subsidiary acquired by Pledgor;

(v) all claims against third parties;

(vi) all cash and non-cash proceeds, interest, profits and other income of or on any of the foregoing described property;

(vii) all supporting obligations; and

(viii) all books and records relating to any of the foregoing described property;

provided, however, that “Pledged Collateral” shall not include the following:

(a) Voting Stock of a Foreign Subsidiary of Pledgor, in excess of 65% of the total combined voting power of all Voting Stock of each such Foreign Subsidiary; and

(b) Capital Stock of any Foreign Restricted Subsidiary of Pledgor to the extent such Foreign Subsidiary is and remains a Foreign Restricted Subsidiary.

2.2 Delivery of Pledged Shares. Contemporaneously herewith, Pledgor has delivered to Collateral Agent under the Indenture, all of the certificates representing the Pledged Shares and separate stock transfer forms duly indorsed, in blank, for the transfer of the Pledged Shares to be held as security for the Obligations until the Discharge of Note Obligations (as defined in the Intercreditor Agreement). If, at any time, Pledgor obtains possession of any other certificate, document or other evidence representing any of the Pledged Collateral, Pledgor will promptly deliver such certificate, document or other evidence to Trustee. During such time as any such certificate, document or other evidence representing any of the Pledged Collateral are in Pledgor’s possession or control, Pledgor shall hold or control such certificate, document or other evidence in trust for Secured Creditor’s benefit. All certificates, documents or other evidence delivered to Trustee shall be accompanied by separate stock powers duly indorsed, in blank, for transfer.

3. REPRESENTATIONS AND WARRANTIES. Pledgor hereby represents and warrants that:

(i) There is no stamp duty, tax, levy, impost, deduction, charge, withholding or similar duty, tax or fee imposed on or by virtue of the execution or delivery of this Agreement or any other document to be furnished hereunder or in connection herewith.

(ii) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable with no personal liability attaching to the ownership thereof (e.g., they do not oblige the owner thereof to make any further payments in respect thereof).

(iii) There are no restrictions upon the transfer of any of the Pledged Shares, and Pledgor has the unqualified and unilateral right to transfer the Pledged Shares without obtaining the consent of any Person (except as may be required by laws affecting the offering and sale of securities generally). The Pledged Shares are issued and registered in the name of Pledgor.

(iv) Pledgor is the sole, legal and beneficial owner of the entire right, title and interest in and to the Pledged Collateral free and clear of any Lien, charge, covenant or any other adverse claim, except for the security interest held by the Revolving Credit Claimholders (as defined in the Intercreditor Agreement) until the Discharge of Revolving Credit Obligations (as defined in the Intercreditor Agreement). Pledgor shall take all reasonable steps to defend the Pledged Collateral and each and every part thereof against all claims of all Persons at any time claiming any of the Pledged Collateral or claiming any interest therein adverse to the Secured Creditors other than any Permitted Liens;

(v) The pledge and delivery of the Pledged Shares pursuant to this Agreement create a valid and perfected first priority security interest in the Pledged Shares, securing the payment of the Obligations.

(vi) No authorization, approval or other action by, and no notice to or filing with any Governmental Authority is required either for the (a) pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor; or (b) exercise by Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required by laws affecting the offering and sale of securities generally).

(vii) The Pledged Shares constitute 100% of the issued and outstanding capital stock of Subsidiary. There are no outstanding subscriptions, options, rights, warrants or other agreements or commitments pursuant to which Pledgor is or might be obligated to issue or transfer any additional ownership interests except as described on Schedule I.

4. FURTHER ASSURANCES. Pledgor will, at its reasonable expense and from time to time, promptly execute and deliver all further instruments, documents and agreements, and take all further action reasonably necessary, or that Collateral Agent may request in its discretion exercised in good faith, in order to (i) continue, perfect and protect the Lien granted or purported to be granted hereby or (ii) enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Pledged Collateral, or both. Without prejudice to the generality of the foregoing, each such instrument or document shall be in such form and substance necessary, or as the Collateral Agent may request, to improve (on and subject to the terms hereof), perfect or enforce of the security constituted by, or pursuant to, this Agreement. If Collateral Agent shall determine to exercise its right to sell all or any of the Pledged Collateral pursuant to Section 10, Pledgor will, at Pledgor’s reasonable expense, do or cause to be done all such acts and things as may be necessary, or upon the request of Collateral Agent, as it deems to be necessary, or that Collateral Agent may request in its discretion exercised in good faith, to make any sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

5. VOTING RIGHTS; DIVIDENDS.

5.1 Absence of an Event of Default. So long as no Event of Default shall have occurred and be continuing:

(i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Indenture or the other Indenture Documents; provided, however, that Pledgor shall not exercise (or refrain from exercising) any such right if such action would have an material and adverse effect on the value of the Pledged Collateral or any part thereof.

(ii) Pledgor shall be entitled, in the manner and to the extent permitted by the Indenture, to receive and retain any and all dividends and interest paid in respect of the Pledged Collateral; provided, however, that any and all:

(a) dividends, distributions and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; and

(b) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral (provided that this clause (b) shall not be deemed to prohibit the payments allowed in the manner and to the extent set forth in Section 10.18 of the Indenture)

shall be delivered to Collateral Agent, or such nominee(s) of Collateral Agent as Collateral Agent shall direct, to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Collateral Agent, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Collateral Agent, or such nominee(s) of Collateral Agent as Collateral Agent shall direct, as Pledged Collateral in the same form as so received (with any necessary indorsement(s)). Pledgor shall promptly execute such instruments, documents and agreements and do such acts as reasonably necessary, or as Collateral Agent may deem to be necessary or desirable to give effect to the provisions of this Section 5.1(ii).

5.2 Occurrence of an Event of Default. Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 5.1(i) and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 5.1(ii) shall cease, at Collateral Agent’s election, and all such rights shall thereupon become vested in Collateral Agent, or such nominee(s) of Collateral Agent as Collateral Agent shall direct, who shall thereupon have the sole right (but not the obligation) to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments.

5.3 Dividends Received in Contravention of Agreement. All dividends and interest payments which are received by Pledgor contrary to the provisions of Section 5.2(i) shall be received in trust for the benefit of Collateral Agent, shall be segregated from other funds of Pledgor, and shall be forthwith paid over to Collateral Agent, or such nominee(s) of Collateral Agent as Collateral Agent shall direct as Pledged Collateral in the same form as so received (with any necessary indorsement(s)).

6. TRANSFERS AND OTHER LIENS; ADDITIONAL SHARES.

6.1 Transfers/Liens by Pledgor. Pledgor will not (i) sell, transfer, or otherwise dispose of, or grant any option or warrants, or rights to purchase with respect to, or permit any Person to be registered as holder of, any of the Pledged Collateral except in accordance with the exercise of Collateral Agent’s rights hereunder; (ii) create or permit to exist any Lien, charge or other encumbrance upon or with respect to any of the Pledged Collateral, except for the Lien created under this Agreement; or (iii) do, cause to be done or permit anything which may in any way have a material and adverse effect on the value of the Pledged Collateral.

6.2 Transfers by Subsidiary. Pledgor will not permit Subsidiary to issue any shares or other securities in addition to, or in exchange or substitution for, the Pledged Shares, except as permitted by the Indenture Documents.

7. POWER OF ATTORNEY. Pledgor irrevocably appoints the Collateral Agent and each and every Person to whom Collateral Agent shall from time to time have delegated in good faith the exercise of the power of attorney conferred by this Section 7, jointly and severally to be its attorney or attorneys and in its name and otherwise on its behalf to do all acts and things and to sign, seal, execute, deliver, perfect and do all deeds, instruments, documents, acts and things which may be required (or which Collateral Agent shall consider requisite) to perfect, protect or maintain its security interest in the Pledged Collateral or carry out any obligation imposed on Pledgor by or pursuant to this Agreement (including the obligations of Pledgor under Section 4) and enable Collateral Agent to exercise the powers conferred on it by or pursuant to this Agreement or by law. Collateral Agent shall have full power to delegate the power conferred on it by this Section 7 in Collateral Agent’s good faith judgment, but no such delegation shall preclude the subsequent exercise of such power by Collateral Agent itself or preclude Collateral Agent from making a subsequent delegation thereof to some other Person; any such delegation may be revoked by Collateral Agent at any time.

8. AGENT MAY PERFORM. If Pledgor fails to perform any of its obligations contained herein, Collateral Agent may (but shall not be obligated to), in the exercise of its discretion exercised in good faith, itself perform, or cause performance of, such obligation, and the expenses of Collateral Agent incurred in connection therewith shall be payable by Pledgor under Section 11.2.

9. AGENT’S DUTIES. The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon Collateral Agent to exercise any such powers. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property, it being understood that Collateral Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral. In acting under or by virtue of this Agreement, Collateral Agent shall be entitled to all the rights, privileges and protections provided to it in the Indenture, which are incorporated by reference herein mutatis mutandis. Collateral Agent hereby disclaims any representation or warranty to the other Secured Creditors or any other holders of the Obligations concerning the perfection of the liens and security interests granted hereunder or in the value or sufficiency of any of the Pledged Collateral. Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office.

10. REMEDIES UPON AN EVENT OF DEFAULT.

10.1 Transfers by Collateral Agent. If any Event of Default shall have occurred and be continuing:

(i) Subject to the notice required to be given to Pledgor as specified below, Collateral Agent, at its option and without any obligation to do so, may transfer to or register in its name, or the name of any nominee(s) all or any part of the Pledged Collateral, and Collateral Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies under applicable law and of a secured party on default under the UCC; and, subject to the notice required to be given to Pledgor as specified below, Collateral Agent may also, without notice except as specified below, sell (through agents or otherwise) the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or any of Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other commercially reasonable terms as Collateral Agent may determine in its good faith judgment. Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so in its good faith judgment) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Shares for their own account in compliance with Regulation D of the Securities Act or under applicable law or under any other applicable exemption available under applicable law. Pledgor agrees that at least ten (10) Business Days notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of the Pledged Collateral regardless of notice of sale having been given.

Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned; and

(ii) All cash proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of Collateral Agent exercised in good faith, be held by Collateral Agent as Collateral for, or upon the occurrence and continuance of an Event of Default in whole or in part by Collateral Agent against, all or any parts of the Obligations in such order as provided by the Indenture. Any surplus of such cash or cash proceeds held by Collateral Agent and remaining after payment in full of all of the Obligations shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

10.2 Commercially Reasonable Disposition. Without precluding any other methods of sale, the sale of the Pledged Collateral, or any part thereof, shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of banks or finance companies disposing of similar property, but in any event, Collateral Agent may sell or otherwise dispose of the Pledged Collateral without assuming any credit risk and without any obligation to advertise.

10.3 Securities Laws. Pledgor recognizes that federal and/or state securities and other laws may limit the flexibility desired to achieve an otherwise commercially reasonable disposition of the Pledged Collateral, and in the event of potential conflict between such laws or regulations and what in other circumstances might constitute commercial reasonableness, compliance with such laws and regulations will prevail over attempts to achieve such commercial reasonableness. In connection with any sale or other disposition of the Pledged Collateral, compliance by Collateral Agent concerning the potential effect of any such law or regulation shall not be cause for Pledgor, or any other Person, to claim that such sale or other disposition was not commercially reasonable, it being the intent of Pledgor that Collateral Agent not be obligated to risk contravening any such law or regulation in order to effect what, but for such law or regulation, would be a commercially reasonable disposition.

10.4 Examples of Commercially Reasonable Disposition. By way of example and not by way of limitation, with respect to any sale or other disposition of the Pledged Collateral or any portion thereof: (i) such sale or disposition shall be commercially reasonable if made by and through a licensed broker/dealer acting under instructions to obtain in its good faith judgment the best disposition price known to it on the market (however, this provision does not suggest that such disposition is either preferable or exclusive); (ii) such sale or disposition shall be deemed to have been at a public sale if, in connection with such sale or disposition, Collateral Agent obtains bids from at least two qualified purchasers; and (iii) the net book value reflected on Pledgor’s most recent financial statements, adjusted to the date of any such sale or other disposition, is deemed to be a commercially reasonable price (but a price less than such net book value is not, of itself, deemed to be commercially unreasonable).

10.5 Pledgor Waivers. To the extent permitted by applicable law, and except as otherwise expressly provided under this Agreement or otherwise, Pledgor hereby waives all rights now or hereafter conferred by statute or otherwise which may require Collateral Agent to give any notice, make any demand, or invoke any legal process with respect to the sale or other disposition of the Pledged Collateral or which may require Collateral Agent to sell or otherwise dispose of the Pledged Collateral in mitigation of Collateral Agent’s damages or which may otherwise limit or modify any of Collateral Agent’s remedies or rights under this Agreement.

10.6 No Duty Upon Collateral Agent. Collateral Agent shall be under no duty to sell or otherwise realize upon the Pledged Collateral. At any time, Collateral Agent may release or surrender all or any part of the Pledged Collateral to Pledgor.

11. INDEMNIFICATION; EXPENSES.

11.1 Indemnification. In consideration of the execution and delivery of the Indenture and the purchase of the Notes from Pledgor, Pledgor will indemnify and hold Secured Creditors and each Secured Creditors’ officers, directors, Affiliates, and agents (for the purposes of this Section 11.1 each is an “Indemnified Party”) harmless from and against any and all claims, losses, obligations and liabilities arising out of or resulting from any or all of (i) this Agreement, (ii) the transactions contemplated by this Agreement (including enforcement of this Agreement), and (iii) the Pledged Collateral except for claims, losses or liabilities to the extent resulting from an Indemnified Party’s bad faith, gross negligence or willful misconduct. The indemnification provided for in this Section 11.1 is in addition to, and not in limitation of, any other indemnification or insurance provided by Pledgor to Collateral Agent pursuant to any other Indenture Document.

11.2 Expenses. Pledgor will upon demand pay to Collateral Agent the amount of any and all reasonable expenses, including reasonable attorneys’ fees, which Collateral Agent may incur in connection with any and all of the following (i) the administration of this Agreement; (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Pledged Collateral; (iii) the exercise or enforcement of any of the rights of Collateral Agent; or (iv) the failure by Pledgor to perform or observe any of the provisions of this Agreement, all of which constitute part of the Obligations and are secured by the Pledged Collateral.

12. SECURITY INTEREST ABSOLUTE. All rights of Collateral Agent and the security interest hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

(i) any invalidity or unenforceability in whole or in part of the Indenture or any other Indenture Document;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture Documents;

(iii) any exchange, release or non-perfection of any Note Collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations; or

(iv) any other circumstance which might otherwise constitute a defense available to, or discharge of, Pledgor or a third party pledgor.

13. UNIMPAIRED SECURITY INTEREST. Any and all of Collateral Agent’s rights with respect to the Pledged Collateral and the security interest granted hereunder shall continue unimpaired until the payment and performance in full of the Obligations, notwithstanding the release or substitution at any time(s) of any of the Note Collateral, or of any rights or interest therein, or any delay, extension of time, renewal, compromise or other indulgence granted by Collateral Agent in reference to any of the Obligations. Pledgor hereby waives all notice of any such delay, extension, release, substitution, renewals, compromise or other indulgence, and hereby consents to be bound thereby as fully and effectively as if Pledgor had expressly agreed thereto in advance.

14. NOTICE. Any notice, certificate, request, notification and other communication required, permitted or contemplated hereunder must be in writing and given in accordance with the Indenture.

15. GENERAL.

15.1 Severability. If any term of this Agreement is found invalid under New York law or other laws of mandatory application by a court of competent jurisdiction, the invalid term will be considered excluded from this Agreement and will not invalidate the remaining terms of this Agreement.

15.2 GOVERNING LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

15.3 WAIVER OF JURISDICTION. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR SECURED CREDITORS TO PURCHASE NOTES FROM PLEDGOR, PLEDGOR AND COLLATERAL AGENT AGREE THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT, ITS VALIDITY OR PERFORMANCE, AND WITHOUT LIMITATION ON THE ABILITY OF SECURED CREDITORS, AND THEIR SUCCESSORS AND ASSIGNS, TO EXERCISE ALL RIGHTS AS TO THE PLEDGED COLLATERAL AND INITIATE AND PROSECUTE IN ANY APPLICABLE JURISDICTION ACTIONS RELATED TO REPAYMENT OF THE OBLIGATIONS, SHALL BE INITIATED AND PROSECUTED AS TO ALL PARTIES AND THEIR SUCCESSORS AND ASSIGNS AT NEW YORK, NEW YORK. SECURED CREDITORS AND PLEDGOR EACH CONSENTS TO AND SUBMITS TO THE NONEXCLUSIVE JURISDICTION OVER ITS PERSON BY ANY COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY

APPELLATE COURT FROM ANY THEREOF HAVING JURISDICTION OVER THE SUBJECT MATTER, AND CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY CERTIFIED MAIL DIRECTED TO ISSUER AND SECURED CREDITORS AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THE INDENTURE OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE STATE OF NEW YORK. PLEDGOR WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER, AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

15.4 Survival and Continuation of Representations and Warranties. All of Pledgor’s representations and warranties contained in this Agreement shall (i) survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto and (ii) remain true until the Obligations are fully performed, paid and satisfied, made by Pledgor with the same effect as though the representations and warranties had been made again on, and as of, each day of the term of this Agreement (unless such representation and warranty refers to a specific date, then such representation and warranty shall be true as of such earlier date), subject to such changes as may not be prohibited hereby, do not constitute an Event of Default, and have been consented to by Collateral Agent in writing.

15.5 Additional Waivers by Pledgor. Pledgor waives presentment and protest of any instrument and notice thereof, and, except as expressly provided in the Indenture Documents, demand, notice of default and all other notices to which Pledgor might otherwise be entitled. Pledgor shall also assert no claim against Collateral Agent on any theory of liability for consequential, special, indirect or punitive damages except to the extent such claim arises from the gross negligence or willful misconduct of Collateral Agent.

15.6 Equitable Relief. Pledgor recognizes that, in the event Pledgor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to Collateral Agent; therefore, Pledgor agrees that Collateral Agent, if Collateral Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

15.7 Cumulative Remedies. The remedies provided in this Agreement and the other Indenture Documents are cumulative and not exclusive of any remedies provided by law. Exercise of one or more remedy(ies) by Collateral Agent does not require that all or any other remedy(ies) be exercised and does not preclude later exercise of the same remedy.

15.8 Waivers and Amendments in Writing. Failure by Collateral Agent to exercise any right, remedy or option under this Agreement or delay by Collateral Agent in exercising the same shall not operate as a waiver by Collateral Agent of its right to exercise any such right, remedy or option. No waiver by Collateral Agent shall be effective unless it is in writing and signed by Collateral Agent, and then only to the extent specifically stated. This Agreement cannot be changed or terminated orally.

15.9 Entire Agreement; Counterparts; Fax Signatures. This Agreement sets forth the entire agreement of the parties with respect to subject matter of this Agreement and supersedes all previous understandings, written or oral, in respect thereof. Any request from time to time by Pledgor for Collateral Agent’s consent under any provision in this Agreement or any other Indenture Documents must be in writing, and any consent to be provided by Collateral Agent under this Agreement or any other Indenture Documents from time to time must be in writing in order to be binding on Collateral Agent; however, Collateral Agent will have no obligation to provide any consent requested by Pledgor, and Collateral Agent may, for any reason in its discretion exercised in good faith, elect to withhold the requested consent. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. Any documents delivered by, or on behalf of, Pledgor by fax transmission or other electronic delivery of an image file reflecting the execution hereof (i) may be relied on by Collateral Agent as if the document were a manually signed original and (ii) will be binding on Pledgor for all purposes of this Agreement or any other Indenture Documents.

15.10 Recourse to Directors or Officers. The obligations of Collateral Agent under this Agreement are solely the corporate obligations of Collateral Agent. No recourse shall be had for the payment of any amount owing in respect to this Agreement or for the payment of any fee hereunder or for any other obligation or claim arising out of or based upon this Agreement against any stockholder, employee, officer, or director of Collateral Agent.

15.11 Assignment. Collateral Agent shall have the right to assign this Agreement. Pledgor may not assign, transfer or otherwise dispose of any of its rights or obligations hereunder, by operation of law or otherwise, except pursuant to a transaction permitted under Section 5.01 of the Indenture, and any such assignment, transfer or other disposition without Collateral Agent’s written consent (with the consent of the Holders or Trustee as specified in Sections 9.01 and 9.02 of the Indenture) shall be void. All of the rights, privileges, remedies and options given to Collateral Agent under this Agreement shall inure to the benefit of Collateral Agent’s successors and assigns, and all the terms, conditions, covenants, provisions and warranties herein shall inure to the benefit of and bind the permitted successors and assigns of Pledgor and Collateral Agent.

15.12 Headings. Section headings in this Agreement are included for convenience of reference only and shall not relate to the interpretation or construction of this Agreement.

15.13 Conflict. If there is any conflict, ambiguity, or inconsistency, in Collateral Agent’s judgment, between the terms of this Agreement, the Indenture or any of the other Indenture Documents, then the applicable terms and provisions, in Collateral Agent’s good faith judgment, providing Collateral Agent (or as applicable, Secured Creditors) with greater rights, remedies, powers, privileges, or benefits will control.

15.14 WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR SECURED CREDITORS PURCHASE NOTES FROM ISSUER, SECURED CREDITORS AND PLEDGOR EACH WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT OR THE CONDUCT OF THE RELATIONSHIP BETWEEN SECURED CREDITORS AND PLEDGOR.

16. TERM. This Agreement will terminate on the Termination Date.

17. Intercreditor Agreement.

(a) The Liens granted hereunder in favor of Collateral Agent for the benefit of the Secured Creditors in respect of the Pledged Collateral and the exercise of any right related thereto thereby shall be subject, in each case, to the terms of the Intercreditor Agreement.

(b) In the event of any direct conflict between the express terms and provisions of this Agreement and of the Intercreditor Agreement, the terms and provisions of the Intercreditor Agreement shall control until the Discharge of the Revolving Credit Obligations (as defined in the Intercreditor Agreement) shall have occurred.

Notwithstanding anything to the contrary herein, any provision hereof that requires Issuer to (i) deliver any Revolving Credit Primary Collateral (as defined in the Intercreditor Agreement) to Collateral Agent or (ii) provide that Collateral Agent have control over such Revolving Credit Primary Collateral may be satisfied by (A) the delivery of such Pledged Collateral by Issuer to the Administrative Agent for the benefit of the Lenders and the L/C Issuer (as defined in the Credit Agreement) and Collateral Agent for the benefit of the Secured Creditors pursuant to Section 5.4 of the Intercreditor Agreement and (B) providing that the Administrative Agent be provided with control with respect to such Pledged Collateral of Issuer for the benefit of the Lenders and the L/C Issuer and Collateral Agent for the benefit of Secured Creditors pursuant to Section 5.4 of the Intercreditor Agreement.

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IN WITNESS WHEREOF, Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of August 25, 2005.

CITISTEEL USA, INC.

By:	/s/ Allen Egner

Accepted at New York, new York
on August 25, 2005.

THE BANK OF NEW YORK, as Collateral Agent

By:	/s/ Remo J. Reale

SIGNATURE PAGE

(CITISTEEL USA, INC.

STOCK PLEDGE AGREEMENT)

CONSENT OF CITISTEEL USA, INC.

CitiSteel PA, Inc. (“CitiSteel”) hereby: (i) consents to the execution, delivery, and performance of this Agreement by Pledgor and (ii) agrees that if Collateral Agent exercises any right or remedy with respect to any of the Pledged Collateral, including, without limitation, any sale or other disposition of the Pledged Shares following the occurrence and continuance of an Event of Default, CitiSteel consents, without any further act or instrument, to such exercise of such right or remedy by Collateral Agent and will take any other and further action Collateral Agent determines in its discretion exercised in good faith to be necessary or desirable to effect any sale or other disposition of the Pledged Shares effected by Collateral Agent.

CITISTEEL PA, INC.

By:	/s/ Allen Egner
Allen Egner, Treasurer and Secretary

CONSENT OF CITISTEEL PA, INC. TO

CITISTEEL USA, INC.

STOCK PLEDGE AGREEMENT

SCHEDULE I

Stockholders	Class of Stock Number of Shares	Cert. #
Citisteel USA, Inc.	10	0

Outstanding subscriptions, options, rights, warrants or other agreements or commitments pursuant to which Pledgor might be obligated to issue or transfer any additional shares of its capital stock: None